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                                                                   EXHIBIT 3.1qq


                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 12/19/2000
                                                         001639593 - 2523836


            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                        UNIROYAL CHEMICAL COMPANY LIMITED

It is hereby certified that:

        1. The name of the corporation (hereinafter called the "corporation") is

                        UNIROYAL CHEMICAL COMPANY LIMITED

        2. The certificate of incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said
Article I the following new Article:

        "Article I:   "The name of the corporation is UNIROYAL CHEMICAL COMPANY
    LIMITED (DELAWARE)"

        3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

The effective time of the amendment herein certified shall be upon filing.

Signed on this 12th day of December, 2000

     /s/ Barry J. Shainman
     -----------------------
     Barry J. Shainman,  Secretary